Exhibit 10.16

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”) is made as of July 31, 2018 by and among ESPEY MFG. & ELECTRONICS CORP., a New York corporation (“Espey”), THE ARTICLE 6 MARITAL TRUST UNDER THE FIRST AMENDED AND RESTATED JERRY ZUCKER REVOCABLE TRUST DATED APRIL 2, 2007 (the “Zucker Trust”), and PAUL J. CORR, MICHAEL WOOL, BARRY PINSLEY, CARL HELMETAG, HOWARD PINSLEY, and ALVIN O. SABO, in their individual capacities (each, a “Director” and collectively, the “Directors”). All of the foregoing are each, a “Party” and collectively, the “Parties.”

Recitals:

A.       Espey is a corporation whose common stock is publicly traded on the NYSE American market.

B.       The Zucker Trust is a shareholder of Espey, beneficially owning 93,000 shares of the Espey common stock as of the date hereof.

C.       The Directors are members of the Board of Directors of Espey.

D.       The Zucker Trust has asserted various claims against Espey and the Directors pertaining to matters of corporate governance and director compensation.

E.       The Parties have agreed to settle such claims in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

1.       Confirmation by Espey. Espey confirms the prior action of its Board of Directors resolving that subsequent to January 31, 2019, non-employee directors shall no longer be eligible to participate in company-sponsored medical health insurance programs, thereby eliminating contributions by Espey for health insurance for the benefit of non-employee directors.

2.       Additional Agreements by Espey.

(a)       Effective upon the execution and delivery of this Agreement by all of the Parties:

(i)       The Retired Director Compensation Program, as most recently amended effective June 2, 2017, in effect for director Barry Pinsley, is terminated;

(ii)       The Director Contingent Severance Compensation Program, adopted March 2, 2018, is terminated;

(iii)       Espey shall pay to the attorney trust account of Kohrman Jackson Krantz, on account of attorneys’ fees incurred by the Zucker Trust in connection with the subject matter of this Agreement, $5,000; and

(iv)       Espey shall, within the applicable time limit, file with the United States Securities and Exchange Commission (“SEC”), a report on Form 8-K reporting the Parties’ entry into this Agreement.

(b)       Espey shall not implement any increase to the compensation paid to non-employee members of its Board of Directors at any time effective from December 31, 2017 through December 31, 2022, except for a single increase in directors’ fees which may be implemented during such period in an amount consistent with past practice

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3.       Agreement by the Directors. By the execution of this Agreement:

(i)       Barry Pinsley hereby agrees to the termination of his Retired Director Compensation Program and Mandatory Retirement Agreement dated May 10, 2011 with Espey; and

(ii)       Each of the other Directors hereby agree to the termination of their respective Director Contingent Severance Compensation Agreements dated March 2, 2018 with Espey.

4.       Agreements by the Zucker Trust. The Zucker Trust:

(i)       Confirms the withdrawal of a shareholder proposal submitted to Espey under cover of a letter dated May 16, 2018 and the filing with the SEC of a notification of such withdrawal; and

(ii)       Agrees that it will neither personally, nor encourage any other shareholder of Espey to, submit a shareholder proposal concerning any matter pertaining to Espey director compensation or director term of service for any meeting of Espey shareholders to be held through the year 2022.

5.       Representations and Warranties. Each of Espey and the Zucker Trust represents and warrants that this Agreement has been authorized by all requisite corporate or trust action, as applicable, and has been duly executed and delivered by an authorized person.

6.       Release. As used herein “Claims” means the allegations made against Espey and the Directors under cover of a letter of the law firm Kohrman Jackson Krantz dated June 22, 2018 arising from actions taken by Espey and/or the Directors before that date. The Zucker Trust on behalf of itself and its beneficial owners, hereby releases and forever discharges and holds harmless Espey, the Directors, and each of Espey’s past, present and future employees, stockholders, officers, directors, agents, representatives, and their respective successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, causes of action, remedies, damages, liabilities, debts, suits, demands, actions, costs, expenses, fees, controversies, set-offs, third party actions or proceedings of whatever kind or nature, whether at law, equity, administrative, arbitration or otherwise, whether known or unknown, foreseen or unforeseen, accrued or unaccrued, suspected or unsuspected, which it may now have, has ever had, or in the future has, against any and each of the Released Parties arising directly or indirectly from or in any way related to the Claims. In furtherance, but not in limitation of the foregoing, the Zucker Trust covenants that it will not file a lawsuit against Espey, the Directors, or any of Espey’s other directors, officers, employees, attorneys or other representatives, asserting claims based upon the same or similar allegations to the Claims.

7.       No Admission of Liability. The execution of this Agreement by Espey and the Directors shall not be construed as an admission of any allegation of liability or wrongdoing by any of them.

8.       Confidentiality. Except for the filing by Espey of a report on Form 8-K as contemplated by this Agreement, unless written consent is granted, no Party, nor any of their respective attorneys, agents or representatives shall disclose this Agreement or discuss the terms hereof with any third party. However, the information in this Agreement may be communicated to the Parties’ attorneys, and other professional advisors.

9.       Knowing and Voluntary Agreement. The Parties represent and acknowledge that they have had a reasonable amount of time to consider this Agreement, have had the opportunity to consult with counsel, and that in executing this Agreement rely entirely upon their own judgment, beliefs and interests and the advice of their counsel, and they do not rely and have not relied upon any representation or statement made by the other Parties, or by any agents, representatives or attorneys of the other Parties, with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this Agreement. The Parties specifically acknowledge that all agreements and releases contained herein are knowing and voluntary.

10.       Miscellaneous.

(a)       This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, agents, successors, assigns, heirs, and executors.

(b)       This Agreement contains the entire agreement between the Parties with respect to the subject matter, and supersedes all prior agreements or understandings dealing with the same subject matter.

(c)       The validity, effect and performance of this Agreement and the obligations and rights of the Parties shall be determined and governed by the laws of the State of New York.

(d)       No modification or amendment of this Agreement will be enforceable unless it is in writing and signed by the Party to be charged.

(e)       Any dispute under this Agreement that cannot be resolved by the Parties through good faith negotiations within thirty (30) days of notification by one Party of the commencement of the dispute resolution procedures under this paragraph will, upon the written request of any Party, be exclusively resolved by final and binding arbitration, before a single arbitrator, in accordance with the rules of the American Arbitration Association for commercial disputes. The arbitration shall be conducted in New York, New York, or such other location as shall be agreed upon by the Parties. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. The Parties to the arbitration proceeding shall share the costs of the arbitration.

(f)       This Agreement may be executed in counterparts, all of which together shall constitute a fully-signed agreement.

[Signatures contained on the next page]

IN WITNESS WHEREOF,      the Parties have executed this Agreement as of the date first above written.

ESPEY MFG. & ELECTRONICS CORP.

By:	/s/ Patrick T. Enright, Jr.
	Name	Patrick T. Enright, Jr.
	Title:	President and Chief Executive Officer

THE ARTICLE 6 MARITAL TRUST UNDER THE FIRST AMENDED AND RESTATED JERRY ZUCKER REVOCABLE TRUST DATED APRIL 2, 2007

By:	/s/ Anita G. Zuker
	Name:	Anita G. Zucker
	Title:	Trustee

/s/ Paul J. Corr
Paul J. Corr, Individually

/s/ Michael W. Wood
Michael W. Wool, Individually

/s/ Barry Pinsley
Barry Pinsley, Individually

/s/ Howard Pinsley
Howard Pinsley, Individually

/s/ Carl Helmetag
Carl Helmetag, Individually

/s/ Alvin O. Sabo
Alvin O. Sabo, Individually

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